UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On May 22, 2015, David W. Devonshire, a member of the Board of Directors of Meritor, Inc. (the “Company”), advised Ivor J. Evans, the Executive Chairman of the Board of the Company, of his decision to resign from the Board of Directors of the Company for personal reasons, effective immediately. Mr. Devonshire’s decision to resign was confirmed in writing on May 27, 2015 and did not involve any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Devonshire had served as a director of the Company since July 2004.  The Board of Directors acknowledged and accepted Mr. Devonshire’s resignation and, pursuant to Section 7.01 of the Restated Articles of Incorporation of the Company and Section 3.1 of the Amended and Restated Bylaws of the Company, reduced the number of directors of the Company to nine (9), effective as of May 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: May 28, 2015	By: /s/ Sandra J. Quick
Name: Sandra J. Quick
Title: Senior Vice President, General Counsel and Corporate Secretary